UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 25, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 25, 2005, Tripath Technology Inc. (“Tripath” or the “Company”) received a letter from the Nasdaq Stock Market informing the Registrant that:

•	Tripath’s market value of listed securities for the ten preceding consecutive trading days has been below the minimum $50,000,000 requirement for continued inclusion set by Marketplace Rule 4450(b)(1)(A) and that, in accordance with Marketplace Rule 4450(e)(4), the Company is being provided thirty calendar days, or until May 25, 2005, to regain compliance; and

•	Tripath’s total assets and total revenue for the most recently completed fiscal year or for two of the last three most recently completed fiscal years has been below the minimum $50,000,000 requirement for continued inclusion set by Marketplace Rule 4450(b)(1)(B), which is an alternate standard for continued listing to Marketplace Rule 4450(b)(1)(A).

The Company may regain compliance with Marketplace Rule 4450(b)(1)(A) if prior to May 25, 2005, the aggregate market value of Tripath’s common stock is $50,000,000 or more for a minimum of ten consecutive trading days (or such longer period of time as may be required by Nasdaq, in its discretion). Based upon 55,349,746 shares outstanding as of April 20, 2005, the Company’s stock price would have to equal or exceed approximately $0.91 for a minimum of ten consecutive days.

In addition, on April 26, 2005, the Company received a letter from the Nasdaq Stock Market informing the Company that for the last thirty consecutive business days, the bid price of Tripath’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion set by Marketplace Rule 4450(b)(4), and that, in accordance with Marketplace Rule 4450(e)(2), the Company is being provided 180 calendar days, or until October 24, 2005, to regain compliance. The Company may regain compliance with Marketplace Rule 4450(b)(4) if prior to October 24, 2005, the bid price of Tripath’s common stock has closed at or above $1.00 per share for a minimum of ten consecutive trading days (or such longer period of time as may be required by Nasdaq, in its discretion). The Company intends to monitor the bid price for its common stock between now and October 24, 2005, and consider various options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

If the Company does not regain compliance with the continued listing requirements referred to in the Nasdaq’s April 25, 2005 letter by May 25, 2005 or in the Nasdaq’s April 26, 2005 letter by October 24, 2005, the Company may appeal to a Listing Qualification Panel or transfer to the Nasdaq SmallCap Market, so long as the Company complies with the Nasdaq SmallCap Market’s continued listing requirements, which require, among other things, (i) that Tripath’s stock price equals or exceeds $1.00 and (ii) that either the aggregate market value of Tripath’s common stock exceeds $35 million or the Company’s stockholder equity exceeds $2.5 million. Tripath’s common stock would remain listed on The Nasdaq National Market if an appeal is pending to the Listing Qualifications Panel or a listing application for the Nasdaq SmallCap Market is being reviewed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon Vice President of Finance and Chief Financial Officer

Date: April 29, 2005